EXHIBIT 10.8
                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into the City of Montreal, Quebec, Canada, on the 31st day of January 2005.

BY AND AMONG:     TECKN-O-LASER COMPANY, a Nova Scotia corporation with an
                  office at 2101-N Nobel Street, Sainte-Julie, Province of
                  Quebec, J3E 1Z8, herein represented by William Smith an officer of the corporation duly authorized for the purposes hereof;

                  (hereinafter the "Company")

AND: YVON LEVEILLE, businessman, residing and domiciled at 443, Des Pins Street, Saint-Bruno de Montarville, Province of Quebec, J3V 5G5;

                  (hereinafter the "Executive")

AND: ADSERO CORPORATION, a Delaware corporation with its principal executive offices at 2085 Hurontario Street, Suite 300, Mississauga, Ontario, Canada, L5A 4G1, herein represented by William Smith an officer of the corporation duly authorized for the purposes hereof;

                  (hereinafter "Adsero")


                              W I T N E S S E T H :
                              ---------------------

         WHEREAS, the Company wishes to retain the services of Executive to serve as its President and Chief Executive Officer and in such other capacities as the Company and Executive shall mutually agree in accordance with the following terms, conditions and provisions; and

         WHEREAS, Executive wishes to perform such services for and on behalf of the Company, in accordance with the terms, conditions and provisions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained the parties hereto intending to be legally bound hereby agree as follows:

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         1. EMPLOYMENT. The Company hereby employs Executive and Executive accepts such employment and shall perform his duties and the responsibilities provided for herein in accordance with the terms and conditions of this Agreement.

         2. EMPLOYMENT STATUS. Executive shall at all times be the Company's employee subject to the terms and conditions of this Agreement.

         3. TERM. Unless earlier terminated pursuant to terms and provisions of this Agreement, this Agreement shall have a term (the "Term") of three (3) years from the date of the signature of this Agreement (the "Commencement Date"). The Term shall be automatically renewed for an additional (1) year term thereafter unless either party delivers written notice of termination to the other at least 90 days prior to the end of the initial three (3) year Term.

         4. POSITION. During Executive's employment hereunder, Executive shall serve as President and Chief Executive Officer of the Company as well as President and Chief Executive Officer of Adsero and shall work exclusively for the Company, Adsero and their affiliates. In such positions, Executive shall have the customary powers, responsibilities and authorities of such positions in corporations of the size, type and nature of the Company and as they were carried out by the Executive for Teckn-O-Laser Inc. In addition, Executive will have the duties and responsibilities inherent in the position of President and Chief Executive Officer of a company whose shares are publicly traded. Neither Executive's titles nor any of his functions shall be changed, diminished or adversely affected during the Term. Executive shall be provided with an office, staff and other working facilities consistent with his positions and as required for the performance of his duties.

         5. LOCATION. During Executive's employment hereunder, Executive shall be based at the Company's offices located at 2101-N Nobel Street, Sainte-Julie, Quebec, J3E 1Z8.

         6. COMPENSATION. For the performance of all of Executive's services to be rendered to the Company, Adsero and their affiliates pursuant to the terms of this Agreement, the Company will pay and Executive will accept the following compensation:

                  6.1. BASE SALARY. During the Term, the Company shall pay to the Executive an initial base salary of CDN$175,000 per annum (the "Base Salary") payable in equal bi-weekly installments. Such Base Salary shall not be decreased during the Term. The Base Salary shall be reviewed annually by the compensation committee of Adsero's board of directors to be adjusted in accordance with the normal and standard revenues earned in the ink manufacturing and ink/toner cartridge remanufacturing industry for a person holding a similar title, function and position. Executive's Base Salary, as in effect from time to time, is hereinafter referred to as the "Executive's Base Salary." The Company shall deduct and withhold from Executive's compensation all necessary or required taxes, including but not limited to Executive's statutory income tax withholding and employment insurance contributions, and any other applicable amounts required by law or any taxing authority.

                  6.2 BONUS. Throughout the duration of the Term, the Executive will be entitled to receive an annual bonus of up to 100% of Executive's Base Salary. The bonus will

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become due and will be paid upon the realization of the objectives as determined by the compensation committee of Adsero's board of directors.

         7. EXECUTIVE BENEFITS.

                  7.1. Paid Vacation Time. Executive shall be entitled to receive 4 weeks paid vacation per annum.

                  7.2. Expense, Reimbursement and Allowances. Reasonable and ordinary documented business expenses of the Executive, including, without limiting the generality of this section, a cell phone allowance and excluding a car allowance, incurred by Executive in the performance of his duties hereunder shall be reimbursed by the Company in accordance with the Company policies as in effect from time to time.

                  7.3. Other Benefits. Executive shall also be eligible to participate in any benefit programs of the Company presently in effect or hereafter adopted, including but not limited to life, disability or health insurance, pension, retirement, or other benefit plans adopted by the Company for the general and overall benefit of all executive and key employees of the Company. At a minimum, Executive shall receive benefits equal to those that were being received by the Executive as at December, 2004 in his capacity as President of Teckn-O-Laser Inc.

         8. TERMINATION.

                  8.1. Termination by the Company Without Cause. Subject to
Section 8.6 hereof, the Company shall have the right to terminate Executive's employment hereunder without cause by giving Executive written notice to that effect. Any such termination of employment shall be effective on the date specified in such notice.

                  8.2. Termination by the Company for Cause. Subject to Section
8.6 hereof, the Company shall have the right to terminate this Agreement and Executive's employment hereunder "for cause" by giving Executive written notice to that effect. Any such termination of employment shall be effective on the date specified in such notice. For the purpose of this Agreement, "for cause" shall mean (i) commission of a willful act of dishonesty in the course of Executive's duties hereunder, (ii) conviction by a court of competent jurisdiction of a criminal offense or a crime constituting a felony or conviction in respect of any act involving fraud, dishonesty or moral turpitude resulting in the Company's detriment or reflecting upon the Company's integrity (other than traffic infractions or similar minor offenses), or (iii) a material breach by Executive of the terms of this Agreement and failure to cure such breach within 30 days after receipt of written notice from the Company specifying the nature of such breach.

                  8.3. Death, Incapacitation or Disability.

                           (a) Subject to Section 8.6 hereof, if Executive dies
during his employment hereunder, this Agreement shall terminate upon the date of Executive's death.

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                           (b) Subject to Section 8.6 hereof, in the event
Executive suffers Total and Permanent Disability, the Company may terminate Executive's employment. "Total and Permanent Disability" means any condition affecting Executive that prevents the performance of the essential job functions and which is expected to be of a long, continued and indefinite duration which has caused Executive's absence from service, after providing to Executive reasonable accommodation to perform the requirements of the job if required by law, for not less than 6 consecutive months during any 18 month period. In such instance, a determination of the existence of Executive's disability and of the duration of the disability may be made by written agreement between the Company and Executive, or Executive's legally appointed guardian if Executive then is incompetent. If the parties do not agree, such determination shall be made, and certified in writing, by a licensed physician, and not an employee of the Company chosen by the Executive or its legal representatives. During any period of the Executive's disability prior to Termination for Total and Permanent Disability the Company shall continue to pay the Executive's Compensation as per
Section 6 and maintain all of the Executive's Benefits provided under Section 7.
8.4. Termination by Executive for Good Reason.

                           (a) Subject to Section 8.6 hereof, Executive shall
have the right to terminate this Agreement and his employment hereunder for "good reason" if (A) Executive shall have given the Company prior written notice of the reason therefor, (B) such notice shall have been given to the Company within fifteen (15) days after Executive is notified or otherwise first learns of the event constituting "good reason," and (C) a period of fifteen (15) days following receipt by the Company of such notice shall have lapsed and the matters which constitute or give rise to such "good reason" shall not have been cured or eliminated by the Company. In the event the Company shall not take such action within such period, Executive may send another notice to the Company electing to terminate his employment hereunder and, in such event, Executive's employment hereunder shall terminate and the effective date of such termination shall be the third business day after the Company shall have received such notice.

                           (b) For the purpose of this Agreement, "good reason"
shall mean the occurrence of any of the following:

                                    (A) Requiring Executive to engage in (x) an
illegal act or (y) an act which is inconsistent with prior practices of the Company and which could reasonably be deemed to be materially damaging or detrimental to Executive;

                                    (B) A default by the Company in the payment
of any material sum or the provision of any material benefit due to Executive pursuant to this Agreement;

                                    (C) The failure of the Company to obtain the
assumption of this Agreement by any successor to all or substantially all of the assets or business of the Company; or

                                    (D) Any unilateral change imposed by the the
Company in the title, power, functions or duties of the Executive;

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                                    (E) Any material breach by the Company of
any provision of this Agreement which is not corrected by the Company or, if the breach cannot be corrected, as to which the Company fails to pay to Executive reasonable compensation for such breach, within 30 days following receipt by the Company of written notice from Executive specifying the nature of such breach. In this paragraph, the expression "material breach" means a breach of such nature as would be reasonably be regarded as significant in relation to this Agreement.

                  8.5. Termination by Executive Without Good Reason. Subject to
Section 8.6 hereof, Executive shall have the right to terminate this Agreement and his employment hereunder without good reason by giving the Company 60 days prior written notice to that effect. The termination of employment shall be effective on the date specified in such notice, or earlier, at the determination of the Company, in which event such termination shall remain classified as a termination by Executive without good reason.

                  8.6. Consideration.

                           (a) If the Company terminates this Agreement "without
cause" under Section 8.1 or if Executive terminates this Agreement for "good reason" under Section 8.4, then Executive shall be entitled to receive, and the Company shall pay to Executive:

                                    (i) 100% of the total Base Salary for the
greater of the balance of the Term and one (1) year, without reduction for present valuation not later than the next regularly scheduled payment date in accordance with Section 6.1;

                                    (ii) any business expenses to be reimbursed
and yet unpaid under Section 7.2 not later than the next regularly scheduled payment date in accordance with Section 7;

                                    (iii) 100% of the Bonuses accrued under
Section 6.2 and yet unpaid, which shall be paid within 15 days after the date of Termination;

                                    (iv) a sum equal to the vacation time
accrued and yet unpaid pursuant to Subsection 7.1 as of the date of Termination, which shall be paid within 15 days after the date of Termination; and

                                    (v) 100% of the other Benefits provided
under Subsection 7.3 for the greater of the balance of the Term and one (1) year.

                           (b) If the Company terminates this Agreement "with
cause" under Section 8.2, or if Executive terminates this Agreement for other than "good reason" under Section 8.5, or if this Agreement is terminated as a result of the death of Executive under Section 8.3, then Executive shall be entitled to receive, and the Company shall pay to Executive, or, in the case of death, Executive's administrator:

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                                    (i) all of the accrued but unpaid Base
Salary through the date of Termination or death not later than the next regularly scheduled payment date in accordance with Section 6.1;

                                    (ii) any business expenses to be reimbursed
and yet unpaid under Section 7.2 which shall be paid no later than the next regularly scheduled payment date in accordance with Section 7;

                                    (iii) all of the accrued Bonuses under
Section 6.2 and yet unpaid through the date of Termination, which shall be paid within 15 days after the date of Termination;

                           (c) If this Agreement is terminated as a result of
the disability of Executive under Section 8.3, then Executive shall be entitled to receive, and the Company shall pay to Executive:

                                    (i) the accrued but unpaid Base Salary
through the date of Termination not later than the next regularly scheduled payment date in accordance with Section 6.1;

                                    (ii) any business expenses to be reimbursed
and yet unpaid under Section 7.2 not later than the next regularly scheduled payment date in accordance with Section 7;

                  8.7 All amounts payable hereunder shall be net of any withholdings under applicable Canadian and Quebec income tax laws and regulations.

         9. INTELLECTUAL PROPERTY. During the Term of this Agreement, Executive shall disclose immediately to the Company all ideas and inventions that he makes, conceives, discovers or develops during the course of employment with the Company, including but not limited to any inventions, modifications, discoveries, developments, improvements, trademarks, computer programs, processes, products or procedures (collectively "Work Product") that: (i) relates to the business of the Company; or (ii) results from tasks assigned to Executive by the Company; or (iii) results from the use of the premises or property (whether tangible or intangible) owned, leased or contracted for or by the Company. Executive agrees that any Work Product shall be the sole and exclusive property of the Company without the payment of any royalty or other consideration except for the compensation paid to Executive hereunder. Executive agrees that during the Term of this Agreement and thereafter, upon the request of the Company and at its expense, he shall execute and deliver any and all applications, assignments and other instruments which the Company shall deem necessary or advisable to transfer to and vest in the Company Executive's entire right, title and interest in and to all such ideas, inventions, trademarks or other developments and to apply for and to obtain patents or copyrights for any such patentable or copyrightable ideas, inventions, trademarks and other developments.

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         10. NON-DISCLOSURE OF INFORMATION.

                  10.1. Executive acknowledges that by virtue of his position he will be privy to the Company's confidential information and trade secrets, as they may exist from time to time, and that such confidential information and trade secrets may constitute valuable, special, and unique assets of the Company (hereinafter collectively "Confidential Information"). Accordingly, Executive shall not, during the Term and for a period of three (3) years thereafter, intentionally disclose all or any part of the Confidential Information to any person, firm, corporation, association or any other entity for any reason or purpose whatsoever, nor shall Executive and any other person by, through or with Executive, during the term and for a period of three (3) years thereafter, intentionally make use of any of the Confidential Information for any purpose or for the benefit of any other person or entity, other than the Company, under any circumstances.

                  10.2. The Company and Executive agree that a violation of the foregoing covenants will cause irreparable injury to the Company, and that in the event of a breach or threatened breach by Executive of the provisions of this Section 10, the Company shall be entitled to an injunction restraining Executive from disclosing, in whole or in part, any Confidential Information, or from rendering any service to any person, firm, corporation, association or other entity to whom any such information, in whole or in part, has been disclosed in violation of this Agreement. Nothing herein stated shall be construed as prohibiting the Company from pursuing any other rights and remedies, at law or in equity, available to the Company for such breach or threatened breach, including the recovery of damages from Executive.

                  10.3. Notwithstanding anything contained in this Section 10 to the contrary, "Confidential Information" shall not include (i) information in the public domain as of the date hereof, (ii) information which enters the public domain hereafter through no fault of Executive, (iii) information created, discovered or developed by Executive independent of his association with the Company, provided that such information is supported by accompanying documentation of such independent development. Nothing contained in this Section 10 shall be deemed to preclude the proper use by Executive of Confidential Information in the exercise of his duties hereunder or the disclosure of Confidential Information required by law.

         11. RESTRICTIVE COVENANT.

                  11.1. Covenant not to Compete. Except in the event of Termination pursuant to Section 8.1 or section 8.4, during the Term and for that period of time after the termination of this Agreement for which the Executive will have been paid as provided for under Section 8.6 , Executive covenants and agrees that he shall not solicit any clients and or employees of the Company or Adsero, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control, whether directly or indirectly, as an individual on his own account, or as a partner, member, joint venturer, officer, director or shareholder of a corporation or other entity engaged in the business of the remanufacturing of laser toner and ink jet cartridges and the manufacturing of ink in the

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territory of the United States of America.. The foregoing shall not preclude
Executive or any affiliate thereof from any consulting arrangement which may be entered into from time to time with the Company, or its affiliates.

         12. ARBITRATION.

                  12.1. Other than with respect to a proceeding for injunctive relief referred to herein, any controversy or claim arising out of or relating to this Agreement, the performance thereof or its breach or threatened breach shall be settled by arbitration.

                  12.2. The Parties undertake, following a written notice sent by one of the parties to the other party, to submit such controversy or claim to arbitration in accordance with the provisions of the Code of civil procedure of the province of Quebec under sections 940 to 947.4 inclusively and the provisions included herein aside at the exclusion of any other remedy available before the civil courts.

                  12.3. Within ten (10) days following the receipt of the arbitration written notice as provided in Section 12.2 hereinabove, the Parties shall appoint, by mutual agreement, an arbitrator. Unless the parties agree within the prescribed delay to appoint the arbitrator, one party shall be entitled to ask the Court to make appointment.

                  12.4. The arbitration sessions shall be held in Montreal in a location chosen by the parties or, in case of a disagreement, by the arbitrator. The arbitrator shall have the authority to determine his own rules of procedure and shall render his arbitration award in writing. The allocation of the arbitration fees and allowances shall be determined within the arbitration award.

                  12.5. The arbitrator shall render his arbitration award and notify the parties within thirty (30) days delay from the date where the dispute was submitted to him, unless such a delay is otherwise determined by mutual agreement by the parties or by the arbitrator.

                  12.6. The arbitration award shall be final and without appeal. The award shall be binding upon the parties and the provisions of the Code of civil procedure of the province of Quebec under sections 940 to 946.6 shall prevail.

         13. INDEMNIFICATION.

                  13.1. (a) Indemnification of Expenses. Except as provided in Section 13.1(b) hereof, the Company shall indemnify the Executive to the fullest extent permitted by law if Executive was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Executive in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a "Claim") by reason of (or arising in part out of) any event or occurrence related to the fact that Executive is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, limited liability company, trust or other

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enterprise, or by reason of any action or inaction on the part of Executive while serving in such capacity (hereinafter an "Indemnifiable Event") against any and all expenses (including attorneys' fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim and any federal, provincial, state, local or foreign taxes imposed on Executive as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter "Expenses"), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than twenty days after Executive presents written demand therefor to the Company.

                           (b) Limitation on Indemnification. The Company's
obligation to indemnify Executive pursuant to this Agreement shall not extend to acts of Executive constituting gross negligence or fraud.

                  13.2. Expenses; Indemnification Procedure.

                           (a) Subject to the other terms and conditions of this
Agreement, the Company shall advance all Expenses incurred by Executive. The advances to be made hereunder shall be paid by the Company to Executive as soon as practicable but in any event no later than twenty days after written demand by Executive therefor to the Company.

                           (b) Executive shall, as a condition precedent to
Executive's right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Executive for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Board of Directors of the Company at the address shown on the first page of this Agreement. In addition, Executive shall give the Company such information and cooperation as it may reasonably require and as shall be within Executive's power.

                           (c) For purposes of this Agreement, the determination
of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of [nolo contendere], or its equivalent, shall not create a presumption that Executive did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

                           (d) If, at the time of the receipt by the Company of
a notice of a Claim pursuant to Section 13.2(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Executive, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

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                           (e) In the event the Company shall be obligated
hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim with counsel approved by Executive, which approval shall not be unreasonably withheld, upon the delivery to Executive of written notice of its election so to do. After delivery of such notice, approval of such counsel by Executive and the retention of such counsel by the Company, the Company will not be liable to Executive under this Agreement for any fees of counsel subsequently incurred by Executive with respect to the same Claim; provided that, (i) Executive shall have the right to employ Executive's counsel in any such Claim at Executive's expense and (ii) if (A) the employment of counsel by Executive has been previously authorized by the Company, (B) Executive shall have reasonably concluded that there is a conflict of interest between the Company and Executive in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Executive's counsel shall be at the expense of the Company. The Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any claim against Executive without the consent of Executive so long as in the case of the settlement (i) the Company has the financial ability to satisfy any monetary obligation involving Executive under such settlement and (ii) the settlement does not impose injunctive type relief on the activities of Executive. In all events, Executive will not unreasonably withhold its consent to any settlement.

                  13.3. Additional Indemnification Rights; Nonexclusivity.

                           (a) Except as provided in Section 13.3(b) hereof, the
Company hereby agrees to indemnify Executive to the fullest extent permitted by law, notwithstanding that such indemnification may not be specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, it is the intent and agreement of the parties hereto that Executive shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

                           (b) The indemnification provided by this Agreement
shall be in addition to any rights to which Executive may be entitled under Company's Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise. The indemnification provided under this Agreement shall continue as to Executive for any action Executive took or did not take while serving in an indemnified capacity even though Executive may have ceased to serve in such capacity.

                           (c) The Company shall not be liable under this
Agreement to make any payment in connection with any Claim made against Executive to the extent Executive has otherwise actually received payment (under any insurance policy, Certificate of Incorporation, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

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                           (d) If Executive is entitled under any provision of
this Agreement to indemnification by Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, Company shall nevertheless indemnify Executive for the portion of such Expenses to which Executive is entitled.

         14. NOTICES. Any notice required, permitted or desired to be given under this Agreement shall be sufficient if it is in writing and (a) personally delivered to Executive or an authorized member of Company, or (b) sent by registered or certified mail, return receipt requested, to Company's or Executive's address as provided in this Agreement or to a different address designated in writing by either party. Notice is deemed given on the day it is delivered personally or five (5) business days after it is sent by registered or certified mail.

         15. ASSIGNMENT. No party to this Agreement may assign any of his rights or obligations under this Agreement.

         16. WAIVER OF BREACH. Any waiver of a breach of a provision of this Agreement, or any delay or failure to exercise a right under a provision of this Agreement, by either party, shall not operate or be construed as a waiver of that or any other subsequent breach or right.

         17. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing which is signed by the parties. The parties hereto agree that any existing employment agreement between them shall terminate as of the date of this Agreement.

         18. GOVERNING LAW; VENUE. This Agreement shall be construed in accordance with and governed by the laws of the Province of Quebec and the laws of Canada applicable therein . Any dispute or controversy concerning or relating to this Agreement shall be exclusively resolved in the courts located in the City of Montreal.

         19. SEVERABILITY. The invalidity or non-enforceability of any provision of this Agreement or application thereof shall not affect the remaining valid and enforceable provisions of this Agreement or application thereof.

         20. CAPTIONS. Captions in this Agreement are inserted only as a matter of convenience and reference and shall not be used to interpret or construe any provisions of this Agreement.

         21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement. Delivery of signed counterparts via facsimile transmission shall be effective as manual delivery thereof.

         22. LANGUAGE. The parties hereto have requested that this Agreement be drawn up in the English language. Les parties aux presentes ont demande a ce que la presente convention soit redigee en langue anglaise.


                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement as of the date first herein above written.


TECKN-O-LASER COMPANY:



By:   /s/ William Smith
      -----------------
      Name:   William Smith
      Title:  Secretary, Treasurer


EXECUTIVE:


      /s/ Yvon Leveille
      -----------------
      Yvon Leveille



ADSERO CORP.


By:   /s/ William Smith
      -----------------
      Name:   William Smith
      Title:  Secretary, Treasurer

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